UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Golden Minerals Company (the “Company”) previously announced that Robert P. Vogels, the Company’s Chief Financial Officer (“CFO”), notified the Company of his plan to retire. On November 11, 2021, Julie Weedman (age 57) accepted an offer of employment to become the Company’s CFO during the first quarter of 2022. Ms. Weedman is expected to join the Company in January 2022 as Vice President Finance and assume the Vice President and CFO role following Mr. Vogels’ departure, currently expected following the filing of the Company’s Form 10-K for the 2021 fiscal year.

Prior to joining the Company, Ms. Weedman served as Vice President Finance of Aerospace Contacts LLC from March 2020 to January 2022. Ms. Weedman also served as controller for Cupric Canyon Capital LLC from March 2015 until December 2019 and as the corporate controller of Mercator Minerals Ltd. from June 2012 to January 2015. Prior to joining Mercator, Ms. Weedman worked from 2006 to 2012 for Ducommun Corporation, serving in several capacities, including site controller and group controller for its Ducommun Technologies division. Prior to joining Ducommun, Ms. Weedman worked as the site controller for ST Microelectronics in Phoenix. She also spent 10 years at Phelps Dodge Corporation in various financial roles including assistant controller of Chino Mines Co. in Silver City, New Mexico. Ms. Weedman began her career in public accounting with Deloitte & Touche. She holds a B.S. in accountancy from Northern Arizona University.

The terms of Ms. Weedman’s employment are as follows:

(i)	Ms. Weedman will receive a base annual salary of $250,000 with a target annual bonus of 50% her base salary, which bonus may be paid in cash or in Key Employee Long Term Incentive Program (“KELTIP”) units, at the discretion of the Board.
(ii)	Ms. Weedman will be granted 450,000 KELTIP units, with one-third vesting immediately and one-third vesting each of the succeeding two years on the anniversary of issuance.
(iii)	Subject to approval by the Board of Directors of the Company, Ms. Weedman will be eligible to participate in the Company’s long term incentive bonus program, which will provide for target KELTIP unit grants of 50% of her base salary.
(iv)	Ms. Weedman will enter into a change of control agreement with the Company, which will provide that, upon change of control of the Company, Ms. Weedman will be compensated for two years’ salary plus her target bonus.
(v)	If terminated by the Company other than for cause, Ms. Weedman will be entitled to severance equal to one year’s salary plus her prorated target bonus for the time worked during the year of her termination.

There are no arrangements or understandings between Ms. Weedman and any other persons pursuant to which Ms. Weedman is to be appointed as CFO. Ms. Weedman does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Weedman has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 23, 2021, the Company issued a press release announcing the appointment described in Item 5.02 of this Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Golden Minerals Company, dated November 23, 2021, announcing new CFO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer

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